FILED PURSUANT TO RULE 424 (B)(3)

File Number 333-144884

ARAMARK CORPORATION

SUPPLEMENT NO. 1 TO

MARKET MAKING PROSPECTUS DATED

DECEMBER 22, 2010

THE DATE OF THIS SUPPLEMENT IS JANUARY 11, 2011

ON JANUARY 11, 2011, ARAMARK CORPORATION FILED THE ATTACHED FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2011

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Thomas J. Vozzo, Executive Vice President of ARAMARK Corporation (the “Company”), President, ARAMARK Uniform and Career Apparel, and one of the Company’s named executive officers, has resigned his position as Executive Vice President of the Company effective January 10, 2011 and is no longer an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: January 11, 2011	By:	/s/ L. Frederick Sutherland
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer